EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2003 relating to the consolidated financial statements, which appears in EP MedSystems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 1, 2004